Exhibit 99.1
Complete Production Services, Inc. Reports Third Quarter Earnings of $0.42 Per Diluted Share
Houston—(Business Wire)—October 20, 2010—Complete Production Services, Inc. (NYSE: CPX) today reported third quarter revenue of $418.6 million, an increase of 16% over the second quarter of 2010, and Adjusted EBITDA (as defined below) of $113.0 million, an increase of 32% over the second quarter of 2010. Third quarter 2010 operating income was $68.2 million, up 71% versus the second quarter of 2010, and net income was $33.0 million, or $0.42 per diluted share, an increase of $17.4 million, or $0.22 per diluted share, over the prior quarter.
Revenue for the Completion and Production Services segment during the third quarter of 2010 was $361.5 million, an increase of 16% over the prior quarter. Adjusted EBITDA for the segment was $108.1 million in the third quarter of 2010, up 28% versus the second quarter of 2010. Adjusted EBITDA margin was 29.9% during the third quarter of 2010 versus 27.3% for the second quarter of 2010. The segment continued to benefit from increased horizontal drilling and completion related activity within resource plays, particularly in areas that are oil and liquid-rich. The segment also benefited from the deployment by the Company of approximately 40,000 hydraulic horse power (HHP) of new pressure pumping equipment into the Eagle Ford and Bakken shales during the latter part of the third quarter.
Drilling Services segment revenue was $48.6 million during the third quarter of 2010, versus $40.4 million for the prior quarter, representing an increase of 20%. The segment reported Adjusted EBITDA of $12.9 million, an increase of $4.3 million, or 49%, versus the second quarter of 2010. The improved performance of the segment is primarily attributable to improved utilization of equipment for rig relocation and contract drilling services.
In comparison to the third quarter of 2009, which included a $36.2 million impairment charge, consolidated revenue increased $188.7 million, or 82%, Adjusted EBITDA increased $90.6 million, operating income increased $132.3 million, and net income increased by $85.1 million, or $1.11 per diluted share.
“We delivered another quarter of excellent financial performance and achieved several significant accomplishments,” commented Joe Winkler, Chairman and CEO. “During the third quarter we:
•	Deployed our first pressure pumping fleet in the Eagle Ford Shale and successfully completed our first few jobs during the month of September;

•	Acquired a 21 unit well service business to further expand our platform in the Eagle Ford Shale;

•	Deployed 11,250 HHP of additional pressure pumping equipment into the Bakken Shale; and

•	Executed additional agreements for pressure pumping fleets to be delivered in 2011.”

“We continue to pursue attractive growth opportunities that are the result of our proven expertise in executing horizontal completions and our customers’ need for quality service providers as they expand in oil and liquid-rich resource plays. We believe the service intensive oil and liquid-rich basins provide our customers opportunities for enhanced returns, which should result in robust activity levels,” concluded Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Complete will hold a conference call to discuss third quarter 2010 results on Wednesday, October 20, 2010 at 11:00 a.m. Eastern Time. To participate in the live conference call, dial (866) 804-6927 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 45846683. The conference call will be available for replay beginning at 2:00 p.m. Eastern Time on October 20, 2010 and will be available until October 27, 2010. To access the conference call replay, please call (888) 286-8010 and use the passcode: 23061517. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking statements include statements regarding future market conditions, the company’s deployment of additional pressure pumping capacity, growth in oil and liquid-rich plays and the company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry, the uncertainty of near-term and long-term activity levels, general economic conditions in the United States and globally, and other risks described in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation, amortization, impairment charges and non-controlling interest. Adjusted EBITDA is not a substitute for GAAP measures of earnings and cash flow. Adjusted EBITDA is used in this press release because our management considers this measure to be an important supplemental measure of performance and believes it is used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Jose Bayardo
Sr. Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended September 30, 2010 and 2009 and June 30, 2010
And the Nine Months Ended September 30, 2010 and 2009
(in thousands, except per share data)

	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2010	2009	2010	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$410,057	$223,429	$350,905	$1,062,354	$767,496
Products	8,552	6,484	9,340	26,204	37,496

	418,609	229,913	360,245	1,088,558	804,992

Cost of services	257,487	157,708	223,564	687,872	519,694
Cost of products	6,346	4,596	7,323	19,793	28,583
General and administrative expense	41,790	45,204	44,017	126,658	140,115
Depreciation and amortization	44,805	50,379	45,472	135,596	153,470
Impairment loss	—	36,158	—	—	36,158

	350,428	294,045	320,376	969,919	878,020

Income (loss) before interest and taxes	68,181	(64,132)	39,869	118,639	(73,028)

Interest expense	14,152	13,987	14,760	43,653	42,344
Interest income	(57)	(13)	(95)	(200)	(43)

Income (loss) before taxes	54,086	(78,106)	25,204	75,186	(115,329)

Tax provision (benefit)	21,056	(26,081)	9,533	29,247	(37,136)

Net income (loss)	$33,030	$(52,025)	$15,671	$45,939	$(78,193)

Basic earnings (loss) per share:	$0.43	$(0.69)	$0.21	$0.60	$(1.04)

Diluted earnings (loss) per share:	$0.42	$(0.69)	$0.20	$0.59	$(1.04)

Weighted average shares outstanding:
Basic	76,130	75,200	76,036	75,957	75,045
Diluted	77,795	75,200	77,318	77,397	75,045

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2010 and December 31, 2009
(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)	(unaudited)
Assets:
Cash	$143,265	$77,360
Other current assets	342,306	292,566
Property, plant and equipment, net	913,307	941,133
Goodwill	249,751	243,823
Restricted cash (1)	17,000	—
Other long-term assets	25,243	33,972

Total assets	1,690,872	1,588,854

Liabilities and stockholders’ equity:
Current liabilities	135,594	91,722
Long-term debt	650,000	650,002
Long-term deferred tax liabilities	148,210	148,240

Total liabilities	933,804	889,964

Common stock	762	752
Treasury stock	(1,752)	(334)
Additional paid-in capital	649,183	636,904
Retained earnings	87,946	42,007
Cumulative translation adjustment	20,929	19,561

Total stockholders’ equity	757,068	698,890

Total liabilities and stockholders’ equity	$1,690,872	$1,588,854

(1)	Represents funds placed in escrow as a compensating balance for certain potential long-term insurance claim liabilities, effectively cash collateralizing and replacing a letter of credit.

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended September 30, 2010 and 2009, and June 30, 2010
And the Nine Months Ended September 30, 2010 and 2009
(in thousands, except percentages)

	Quarter Ended
	September 30,	September 30,	June 30,
	2010	2009	2010
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$361,457	$198,014	$310,460
Drilling services	48,600	25,415	40,445
Products	8,552	6,484	9,340

Total revenues	$418,609	$229,913	$360,245

Adjusted EBITDA: (1)
Completion and production services	$108,104	$31,396	$84,748
Drilling services	12,936	(3,757)	8,663
Products	1,689	1,791	1,250
Corporate and other	(9,743)	(7,025)	(9,320)

Total	$112,986	$22,405	$85,341

Adjusted EBITDA as a % of Revenue:
Completion and production services	29.9%	15.9%	27.3%
Drilling services	26.6%	-14.8%	21.4%
Products	19.7%	27.6%	13.4%
Total	27.0%	9.7%	23.7%

	Nine Months Ended
	September 30,	September 30,
	2010	2009
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$938,205	$681,981
Drilling services	124,149	85,515
Products	26,204	37,496

	$1,088,558	$804,992

Adjusted EBITDA: (1)
Completion and production services	$250,609	$129,044
Drilling services	27,018	6,698
Products	4,501	6,427
Corporate and other	(27,893)	(25,569)

	$254,235	$116,600

Adjusted EBITDA as a % of Revenue:
Completion and production services	26.7%	18.9%
Drilling services	21.8%	7.8%
Products	17.2%	17.1%
Total	23.4%	14.5%

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to Operating Income (Loss)
For the Quarters Ended September 30, 2010 and 2009, and June 30, 2010
And the Nine Months Ended September 30, 2010 and 2009
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended September 30, 2010:
Adjusted EBITDA	$108,104	$12,936	$1,689	$(9,743)	$112,986
Depreciation & amortization	39,078	4,673	539	515	44,805

Operating income (loss)	$69,026	$8,263	$1,150	$(10,258)	$68,181

Quarter Ended September 30, 2009:
Adjusted EBITDA	$31,396	$(3,757)	$1,791	$(7,025)	$22,405
Depreciation & amortization	43,744	5,466	603	566	50,379
Fixed asset impairment loss	—	36,158	—	—	36,158

Operating income (loss)	$(12,348)	$(45,381)	$1,188	$(7,591)	$(64,132)

Quarter Ended June 30, 2010:
Adjusted EBITDA	$84,748	$8,663	$1,250	$(9,320)	$85,341
Depreciation & amortization	39,770	4,644	561	497	45,472

Operating income (loss)	$44,978	$4,019	$689	$(9,817)	$39,869

Nine Months Ended September 30, 2010:
Adjusted EBITDA	$250,609	$27,018	$4,501	$(27,893)	$254,235
Depreciation & amortization	118,641	13,775	1,676	1,504	135,596

Operating income (loss)	$131,968	$13,243	$2,825	$(29,397)	$118,639

Nine Months Ended September 30, 2009:
Adjusted EBITDA	$129,044	$6,698	$6,427	$(25,569)	$116,600
Depreciation & amortization	133,393	16,502	1,861	1,714	153,470
Fixed asset impairment loss	—	36,158	—	—	36,158

Operating income (loss)	$(4,349)	$(45,962)	$4,566	$(27,283)	$(73,028)

Complete Production Services, Inc.
Reconciliation of Operating Income (Loss) to Net Income (Loss)
For the Quarters Ended September 30, 2010 and 2009, and June 30, 2010
And the Nine Months Ended September 30, 2010 and 2009
(unaudited, in thousands)

	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2010	2009	2010	2010	2009

Segment operating income (loss)	68,181	(64,132)	39,869	118,639	(73,028)
Interest expense	14,152	13,987	14,760	43,653	42,344
Interest income	(57)	(13)	(95)	(200)	(43)
Income taxes	21,056	(26,081)	9,533	29,247	(37,136)

Net income (loss)	$33,030	$(52,025)	$15,671	$45,939	$(78,193)